Exhibit 99.1

Don Hardison joins the Board of Directors for HTG Molecular Diagnostics

TUCSON, Ariz., May 3, 2016 (GLOBE NEWSWIRE) -- HTG Molecular Diagnostics, Inc. (Nasdaq:HTGM), a provider of instruments and reagents for molecular profiling applications, today announced that Donnie (Don) M. Hardison has been appointed to its Board of Directors (“Board”).

Don Hardison is an executive leader with extensive experience in diagnostic laboratory management, sales, marketing, strategy and operations.  Mr. Hardison has experience as a public and private company CEO, led a successful initial public offering, and has held senior executive roles in emerging‑growth to large, well‑established companies in the clinical diagnostic and other relevant markets.

“We are incredibly honored to have Don join our Board,” said TJ Johnson, President and CEO of HTG Molecular Diagnostics.  “Don’s career experience, industry knowledge and leadership capabilities will be tremendous assets for our Board and management team.”

Mr. Hardison was most recently the President and CEO, and served on the board of directors, of Good Start Genetics from April 2010 to March this year.  For more than 20 years prior to that, Mr. Hardison held a number of executive and senior management positions at companies including Laboratory Corporation of America, or LabCorp, a clinical laboratory company, Exact Sciences Corporation, a molecular diagnostic company, OnTarget, Inc., a sales and marketing consulting company, Quest Diagnostics Inc., a clinical laboratory company, SmithKline Beecham Corporation, or SmithKline, a pharmaceutical company and others.  Early in his career, Mr. Hardison spent 17 years in various roles of increasing responsibility with SmithKline.  He also has served on the boards of directors of several private and public companies throughout his distinguished career.

“I am very excited to have the opportunity to work with TJ, his team and the Board as they continue their important work in democratizing NGS-based molecular profiling.  I believe the company’s technology has the potential to enable more precise diagnosis and delivery of individually tailored treatment at the local level.” stated Mr. Hardison.

About HTG:

Headquartered in Tucson, Arizona, HTG’s mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG's proprietary nuclease protection chemistry. HTG’s product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing. Additional information is available at www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the newly formed SAB and its expected benefits to us, the role that immune system biomarkers will have in clinical settings, including patient stratification, and our business and the capabilities of our technology. Words such as "believes," "anticipates," "plans," "expects," "intends," "will," "goal," "potential" and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management's current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with our ability to successfully develop markets for our products, whether by democratization or otherwise, and our ability to successfully develop and commercialize diagnostic products, including more precise or individually tailored clinical solutions. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the Year ended December 31, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:  Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson
President / CEO
HTG Molecular Diagnostics
Phone: 520-547-2827 x130
Email: tjjohnson@htgmolecular.com